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                                                                   Exhibit 11(b)

                            Blue Wave Systems Inc.

                         Computation of Per Share Loss
                   (in thousands, except per share amounts)


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
                                                                                                 Nine Months Ended March 31,
                                                                                              1999                        1998
                                                                                            -------                     -------
Basic Loss Per Share:
 Net loss applicable to common stock                                                        $(1,197)                    $(1,235)
                                                                                            =======                     =======

 Weighted average shares outstanding                                                         13,053                      10,674

Basic loss per share                                                                        $ (0.09)                    $ (0.12)
                                                                                            =======                     =======


Diluted Loss Per Share:
 Weighted average shares outstanding                                                         13,053                      10,674

 Effect of common stock equivalents:
  Options granted                                                                               N/A                         N/A
  Weighted average exercised options outstanding for portion of period,
    net of equivalent shares purchased at average fair market value                             N/A                         N/A
   Effect of using option proceeds to repurchase common stock at
    average fair market value                                                                   N/A                         N/A
                                                                                            -------                     -------
     Total common stock equivalents                                                               -                           -
                                                                                            -------                     -------
                                                                                             13,053                      10,674
                                                                                            -------                     -------

Diluted loss per share                                                                      $ (0.09)                    $ (0.12)
                                                                                            =======                     =======
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